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                                                                  EXHIBIT 4.12




                               THIRD AMENDMENT TO
                  THE DETROIT EDISON COMPANY MASTER PLAN TRUST
                           DATED AS OF JUNE 30, 1994

The Detroit Edison Company Master Plan Trust, dated as of June 30, 1994, and amended effective as of February 1, 1995, is hereby amended, effective as of January 1, 1996, unless another date is specifically provided herein, as follows:


                                       I.

         Section 1(e) is hereby amended to read as follows:

                 (e) "Sponsor Stock" or "Detroit Edison Common Stock" or "Detroit Edison stock" shall mean, effective January 1, 1996 shares of common stock of DTE Energy Company, or, if the Trustee is directed in writing by the Sponsor, such other publicly traded stock of the Sponsor or any affiliate of the Sponsor as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan, and prior to such date, shares of common stock of The Detroit Edison Company.


                                      II.

         The third sentence of Section 2 is hereby amended by deleting therefrom the words "by the Sponsor".


                                      III.

         Section 5(e) is hereby amended by replacing the first two sentences of
Section 5(e)(iii)(B) to read as follows:

         If directed by the Sponsor prior to 10:00 a.m. on the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor, or from or to DTE Energy Company, as applicable, if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the participants under the Plan are to be invested in Sponsor Stock, then the Employer may transfer Sponsor Stock in lieu of cash to the Trust.
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                                      IV.

         Except as provided herein, the Trust shall remain in full force and effect.




Dated:____________________

                                          THE DETROIT EDISON COMPANY


                                          By:_____________________________
                                             Chairman of its Board of Directors


                                          FIDELITY MANAGEMENT TRUST COMPANY


                                          By:_____________________________